UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 240.14a-12

HCA Healthcare, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! HCA HEALTHCARE, INC. 2023 Annual Meeting Vote by April 18, 2023 11:59 PM ET. For shares held in a Plan, vote by April 16, 2023 11:59 PM ET. HCA HEALTHCARE, INC. ATTN: CORPORATE SECRETARY ONE PARK PLAZA NASHVILLE, TN 37203 D98240-P86196 You invested in HCA HEALTHCARE, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 19, 2023. Get informed before you vote View the Notice and Proxy Statement and 2022 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 5, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* April 19, 2023 2:00 PM CDTVirtually at: www.virtualshareholdermeeting.com/HCA2023 *Please check the meeting materials for any special requirements for meeting attendance. V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote on these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	Thomas F. Frist III	For
1b.	Samuel N. Hazen	For
1c.	Meg G. Crofton	For
1d.	Robert J. Dennis	For
1e.	Nancy-Ann DeParle	For
1f.	William R. Frist	For
1g.	Hugh F. Johnston	For
1h.	Michael W. Michelson	For
1i.	Wayne J. Riley, M.D.	For
1j.	Andrea B. Smith	For
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.	For
3.	To approve the HCA Healthcare, Inc. 2023 Employee Stock Purchase Plan.	For
4.	Advisory vote to approve named executive officer compensation.	For
5.	Stockholder proposal, if properly presented at the meeting, regarding political spending disclosure.	Against
6.	Stockholder proposal, if properly presented at the meeting, regarding amendment to Patient Safety and Quality of Care Committee charter.	Against

NOTE: In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any postponement or adjournment thereof.

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D98241-P86196